Exhibit 10.1

INTELLECTUAL PROPERTY LICENSE
#2018CD01

            This document certifies that an Intellectual Property License dated as of January 25, 2018 has been granted by:

Lexaria CanPharm Corp., a Canadian corporation with offices at 156 Valleyview Rd, Kelowna, British Columbia, V1X 3M4, Canada (“Licensor”, “Lexaria”, “us”, “our”, “we”),

To:

Cannfections Group Inc., a Canadian corporation with offices at 4810 Jean Talon West, Suite 101, Montreal, Quebec (together with its successors and assigns “CANNFECTIONS”, “Licensee”, “you”, “your”).

RECITALS

            WHEREAS certain capitalized terms not otherwise defined below are defined in Exhibit “D” herein;

            WHEREAS, LICENSEE intends, directly or indirectly through a partner, as further contemplated in Section 1a) below, to be engaged in the business of developing, manufacturing, and selling marijuana-infused products pursuant to license(s) to be issued by Health Canada (“HC”), pursuant to regulations promulgated thereby;

            WHEREAS, LICENSOR owns and holds, and will make improvements from time to time, on certain intellectual property and technology (“Technology”) related to, including but not limited to, the development, testing, and manufacturing process for marijuana-infused products, which Technology is more specifically described in Exhibit “A” and detailed batch records and formulation calculation spreadsheets that shall be provided by email prior to the execution of this License Agreement, by LICENSOR to LICENSEE;

            WHEREAS, LICENSEE wishes to utilize the Technology (which shall include any Licensor Improvements developed during the term of this Agreement) of LICENSOR, and LICENSOR desires for LICENSEE to utilize the Technology, to create, test, manufacture and sell cannabinoid-infused edible chocolate and gummy-candy products using derivatives of the marijuana plant to create any one or more consumable products at the LICENSEE’s option as further described in Exhibit “B” (“End Products”), subject to the terms and conditions set forth herein. Such End Products shall only be distributed and/or sold by LICENSEE or Partner, as defined in Section 1a) below, in compliance with all HC, local and provincial licensing requirements applicable to the cannabis industry within Canada or in any other location in which LICENSEE is permitted by this Agreement or an addendum to this Agreement to sell or distribute the End Products (such locations collectively referred to as “Permitted Locations” or “Territory”);

            NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties contained in this Agreement, the Parties hereto agree as follows:

LICENSE

1.	License of Technology: Subject to certain terms and conditions, LICENSOR hereby grants to LICENSEE each of the licenses more fully defined in Section 2 below.

a)

Non-transferable: The license granted by this Section 1 may not be transferred or sublicensed by LICENSEE without LICENSOR’s written consent. However, LICENSEE has the right to sublicense its license to any entity within the CANNFECTIONS Group.

b)

Other Products: The Parties agree that LICENSEE is not limited to production of the End Products defined herein, but that LICENSEE may develop, create and test new products that are derived from or otherwise incorporate the Technology and such new products are only to be distributed and/or sold to Permitted Locations (the “New Products”), subject to availability of licenses in the future from Lexaria CanPharm.

2)

Semi-exclusive and Exclusive Licenses and License Option. LICENSEE will have the following rights to produce and sell the End Products for SEVEN (7) years in the Territory, using the Technology licensed pursuant to this Agreement.

a)	In the Territory From LICENSOR to LICENSEE:
i)

Exclusive rights throughout the Initial Term and any renewals or extensions thereof, granting LICENSEE the exclusive right to manufacture all Lexaria-branded End Products contracted production both directly on behalf of Lexaria, and all Lexaria-sourced third-party contracted production originating from all US-based Lexaria-contracted clients who request branded End Product production within Canada. The term “Exclusive”, for the purposes of this subsection, means that LICENSOR will not engage or contract with any person or entity other than LICENSEE to contract manufacture Lexaria-branded End Products within Canada; and also means LICENSOR will not offer its Technology to any US-based brand expanding to Canada, unless said US-based brand engages LICENSEE to contract manufacture the US-based brand End Products within Canada.

ii)	In the Territory From LICENSEE to LICENSOR:

Exclusive rights throughout the Initial Term and any renewals or extensions thereof, granting LICENSOR the exclusive right to represent LICENSEE for purposes of contracted production within the Territory to all US-based Lexaria-contracted clients who request branded End Product production within Canada.

iii)	In the Territory From LICENSOR to LICENSEE:

Subject to the Exclusive rights hereinabove described, the LICENSEE shall also have Semi-exclusive rights throughout the Initial Term and any renewals or extensions thereof, to manufacture the End Products directly or through its Partner in the Territory, it being understood that no more than four (4) other Semi-exclusive licenses for the manufacturing of such End- Products in the Territory may be accorded by LICENSOR. The term “Semi-exclusive”, for the purposes of this subsection, means that LICENSOR will not permit more than five (5) such licenses at any time for the End Products utilizing its Technology to be granted within the Territory, including the license granted to LICENSEE, and its named Partner(s), if so named, as provided in Section 1a), under this Agreement. The license granted to CANNFECTIONS and its affiliates, partner and/or subsidiary(ies), constitutes a single license for the purpose of calculating the five (5) semi-exclusive licenses available in Canada.

b)

Licensee Option: Furthermore, until January 1, 2020, LICENSOR will reserve one license in each of California, Oregon, Colorado and Nevada for the benefit of LICENSEE to be semi-exclusive in the case of the End Products, to distribute and/or sell End Products in locations compliant with all local and state laws applicable therein; under this option arrangement (the “License Option”). LICENSEE does hereby agree to a license of the Technology for each state into which it has exercised the License Option that is substantially similar to this Agreement (“Subsequent License Agreement”). Each Subsequent License Agreement shall have a term of not less than three (3) years from the date of signing the Subsequent Agreement. All such Subsequent License Agreements shall follow to the greatest extent possible the same terms of this Agreement.

c)

Labels and Advertising: It is a condition of the license granted to the LICENSEE, that, subject to applicable law and subject to local language laws in any given jurisdiction, on the label of each End Product that uses the Technology shall be printed words to the effect, “Powered by Lexaria Bioscience” with a copy of the Lexaria pinwheel logo, in a type size large enough to be readable by persons with average vision. In return, LICENSOR agrees to enter trade advertisements within the Territory utilizing the “Powered by Lexaria Bioscience” concept.

3)

Rights and Obligations Related to the Technology. Except as expressly provided in this section or elsewhere in this Agreement, neither Party will be deemed by this Agreement to have been granted any license or other rights to the other Party’s products, information or other intellectual property rights, either expressly or by implication, estoppel or otherwise.

a)

LICENSOR Intellectual Property: LICENSOR retains full, absolute, and complete rights to all processes covered or described in all of its issued patents and its patent applications filed prior to the date of this Agreement, and any future continuations, continuations in part or divisional applications filed thereto, including but not limited to the US Provisional patent applications, US Utility patent application, and the International patent application, that comprise the Technology (“Licensor IP”), unless LICENSOR allows these applications to abandon or lapse, or otherwise fails to protect the Technology. Except as expressly provided for in Section 2, nothing in this Agreement or in the conduct of the Parties shall be interpreted as preventing LICENSOR from granting to any other person a license for use of the Technology or from using the Technology in any manner whatsoever.

b)

LICENSEE Intellectual Property: Any intellectual property resulting solely from LICENSEE’s work, know-how, or development that does not include nor rely upon the Technology, Licensor IP or jointly owned intellectual property, as described in this Agreement, shall be owned by LICENSEE (“Licensee IP”).

c)	Improvements:

i)

LICENSOR Improvements: The entire right and title to the Technology, whether or not patentable, and any patent applications or patents based thereon, which directly relate to and are not severable from LICENSOR IP and which are improvements thereto by LICENSOR, its employees or others acting solely on LICENSOR’s behalf shall be owned solely by LICENSOR (“Licensor Improvements”).

ii)

LICENSEE Improvements: Rights and title to improvements whether or not patentable, and any patent applications or patents based thereon, which directly relate to and are not severable from LICENSOR IP and which are improvements thereto by LICENSEE, its employees or its Partner, as defined by this Agreement, shall be owned by the LICENSEE (“Licensee Improvements”). In respect to such Licensee Improvements, LICENSOR grants LICENSEE a license to use the underlying intellectual property supporting any such improvement for so long as this Agreement remains in effect (including any renewal terms) and LICENSOR agrees to negotiate in good faith terms of license renewal after the end of the Term of this Agreement and any renewal terms per Section 4a). If LICENSEE develops any Licensee Improvements, LICENSEE will promptly provide LICENSOR with written notice of such Licensee Improvements to validate LICENSEE’S claim to Licensee Improvements. Following receipt of notice of such Licensee Improvements, LICENSOR shall have the exclusive option during the Term of this Agreement

(and any renewal terms) to purchase or license from LICENSEE the Licensee Improvements for LICENSOR’s use upon mutually agreeable terms and conditions that the parties shall negotiate in good faith. LICENSOR recognizes that LICENSEE Improvements shall survive the term of this Agreement.

iii)

Joint Improvements: Rights and title to the Technology, whether or not patentable, and any patent applications or patents based thereon, which directly relate to and are not severable from LICENSOR IP and which are improvements thereto by both LICENSOR AND LICENSEE shall be jointly owned intellectual property by LICENSOR AND LICENSEE.

iv)

Improvements; Assignment. LICENSEE and LICENSOR hereby represent that all Partners, employees and other persons acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign, or as it shall direct, all Joint Improvements that include or rely on the Technology conceived or reduced to practice by such Partners, employees or other persons acting on its behalf in accordance with this Agreement to the benefit of LICENSOR and LICENSEE.

v)

Improvements; Confidential Information. All Improvements shall constitute Confidential Information and shall be subject to the confidentiality provisions set forth in this Agreement, the whole subject to this Section 3.

d)	Inventions; Reporting:

i)

Upon making any invention that does not include or rely upon the Technology LICENSEE has no obligation to share such information of invention with LICENSOR nor inform LICENSOR of said invention, and LICENSEE retains unrestricted rights and ability to use, assign, license, seek patent and other forms of intellectual property protection related to said invention. For greater certainty, any such new invention, development, technology, and/or intellectual property belongs solely to LICENSEE. Upon making any invention that does or does NOT include or rely upon the Technology, LICENSOR has no obligation to share such information of invention with LICENSEE nor inform LICENSEE of said invention, and LICENSOR retains unrestricted rights and ability to use, assign, license, seek patent and other forms of intellectual property protection related to said invention.

e)	Jointly Owned Intellectual Property: If any patent applications are filed seeking to protect any Joint Improvements (“Jointly Owned IP”), each Party shall be named as joint inventors.

i)

Prosecution and Maintenance of Jointly Owned Patents. The Parties shall cooperate to cause the filing of one or more patent applications covering any such Jointly Owned IP. The Parties will mutually agree upon which of them shall be responsible for filing, prosecution and maintenance of Jointly Owned IP. The expenses of such filing, prosecution and maintenance shall be equally shared by the Parties unless one of the Parties assigns all of its rights to the other Party. Both Parties agree to assist the other Party in enforcing its rights in the Jointly Owned IP. The costs of any such assistance or cooperation will be borne by the requesting party.

ii)

Jointly Owned IP Rights. LICENSOR grants to LICENSEE an exclusive, non-sub-licensable, fully-paid, royalty-free, perpetual license to any Jointly Owned IP. Further, LICENSEE grants to LICENSOR an exclusive, non-sub-licensable, fully-paid, royalty-free, perpetual license to any Jointly Owned IP. In the event of a “Change in Control” of a party hereto, or in the event of the “Sale of Assets” (as such terms are defined in Section 30) of a party, then Section 30 shall apply.

f)	Quality Control.
i)	LICENSEE agrees to maintain and preserve the quality of the Technology, and to use the Technology in good faith and in a manner consistent with the uses approved herein.
ii)

LICENSEE shall (a) ensure that all End Products and related materials under the Technology are developed, tested, promoted, manufactured and distributed in a professional manner in compliance with all generally accepted industry standards, and (b) comply in all material respects with any and all laws, rules and regulations that are applicable to the development, testing, promotion, manufacture and distribution of the End Products and such related materials.

4)	Term and Termination.

a)

Term. This Agreement shall take effect on January 1, 2018, and shall remain in effect for the shorter of either SEVEN (7) years (namely until December 31, 2024) (the “Initial Term”); or, such circumstances as described in Section 4c).

After the conclusion of the Initial Term, this Agreement may be renewed by LICENSEE for an additional period of five (5) years on terms to be negotiated in good faith by the Parties. If LICENSOR abandons all patent applications or fails to exercise its right to file an application for the provisional patents, LICENSOR shall immediately notify LICENSEE. In the event of such actions by LICENSOR, and where LICENSOR fails to protect the Technology through some means other than a patent, LICENSEE shall retain the right to immediately terminate the Agreement.

b)	Termination. This Agreement and the licenses granted hereunder may be terminated prior to the expiration of the Initial Term or any renewal term of this Agreement as follows:

i)

This Agreement may be terminated by LICENSOR by written notice to LICENSEE upon the occurrence of any of the following: (i) LICENSEE’s violation of the provisions of Section 6 or LICENSEE’s material breach of any other term of this Agreement, and if which breach is not cured within sixty (60) days after written notice of such breach from LICENSOR; (iii) failure of LICENSEE to maintain all required licenses and governmental authorizations required for the conduct of its business or to comply in all material respects with applicable laws; or (iv) LICENSEE ceases operations, makes a general assignment for the benefit of creditors, or is the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

ii)

This Agreement may be terminated by LICENSEE by written notice to LICENSOR in the event of material breach by LICENSOR of its obligations or representations and warranties under this Agreement, and if which breach is not cured within sixty (60) days after written notice of such breach from LICENSEE.

iii)

This Agreement may be terminated by either party by written notice upon either the withdrawing of a Health Canada cannabis license application by the LICENSEE or by any final notice from Health Canada to LICENSEE of the inability of LICENSEE to obtain a Health Canada cannabis license.

c)

Effect of Termination. If the Agreement expires without any renewal thereof, and LICENSOR has not been granted patents for the Technology then LICENSEE must immediately cease and desist all utilization of the Technology to manufacture, distribute or sell End Products, except that it may distribute and sell End Products until all finished goods and raw materials inventory that pertains to the Technology has been sold. In any event, upon the natural future expiration of all pending and issued patents related to the Technology described herein, as applicable, the License Agreement shall expire and LICENSEE shall have no further obligations to LICENSOR.

5)	Indemnification.

a)

LICENSEE agrees to indemnify LICENSOR and hold LICENSOR harmless from and against any and all liabilities, losses and expenses arising from (i) LICENSEE’s unauthorized use of the Technology; (ii) LICENSEE’s failure to comply with applicable laws or to maintain all required licenses and governmental authorizations; (iii) any breach of LICENSEE’s representations and warranties set forth herein; and (iv) any liability to third parties as a result of LICENSEE’s production, distribution and/or sale of End Products, except as to any liability arising out of the proper use of the Technology.

b)

LICENSOR agrees to indemnify LICENSEE and hold LICENSEE harmless from and against any and all liabilities, losses and expenses arising from (i) any breach of LICENSOR’s representations and warranties set forth herein; and (ii) any claims of infringement raised by third parties as to the Technology or Licensed Patents.

6)        Confidentiality. In addition to the Confidentiality Agreement previously entered into by the Parties, at all times during the term of this Agreement (including any renewal term) and thereafter, LICENSEE will not use or disclose and will otherwise keep confidential any trade secrets or proprietary information, including, but not limited to the Technology and other intellectual property of LICENSOR (collectively, the “Confidential Information”) except to the extent required to perform its obligations under this Agreement. Without limitation of the foregoing, LICENSEE will hold the Confidential Information in confidence and will (a) exercise the same degree of care, but no less than a reasonable degree of care, to prevent its disclosure as LICENSEE would take to safeguard its own confidential or proprietary information, and (b) limit disclosure of Confidential Information, including any notes, extracts, analyses or materials that would disclose Confidential Information, solely to those of its employees who need to know the information for purposes of performing its obligations under this Agreement and who agree to keep such information confidential. Upon termination of this Agreement, LICENSEE shall immediately return all Confidential Information to LICENSOR and LICENSOR shall have the right to conduct an on-site audit of the LICENSEE within three (3) business days of termination to ensure compliance with the terms of this Agreement, at LICENSOR’S expense.

a. Limitations. This section does not apply to any information that: (a) is already lawfully in the receiving Party's possession (unless received pursuant to a nondisclosure agreement); (b) is or becomes generally available to the public through no fault of the receiving Party; (c) is disclosed to the receiving Party by a third party who may transfer or disclose such information without restriction; (d) is required to be disclosed by the receiving Party as a matter of law (provided that the receiving Party will use all reasonable efforts to provide the disclosing Party with prior notice of such disclosure and to obtain a protective order therefor, with all costs to be borne by the disclosing Party); (e) is disclosed by the receiving Party with the disclosing Party's approval; or (f) is independently developed by the receiving Party without any use of confidential information. In all cases, the receiving Party will use all reasonable efforts to give the disclosing Party ten (10) days' prior written notice of any disclosure of information under this Agreement. The Parties will maintain the confidentiality of all confidential and proprietary information learned pursuant to this Agreement for a period of ten (10) years from the date of termination of this Agreement.

b. Saving Provision. The Parties agree and stipulate that the agreements contained in this Section are fair and reasonable in light of all of the facts and circumstances of their relationship; however, the Parties are aware that in certain circumstances courts have refused to enforce certain agreements. Therefore, in furtherance of and not in derogation of the provisions of the preceding paragraph the parties agree that in the event a court should decline to enforce the provisions of the preceding paragraph, that paragraph shall be deemed to be modified to restrict non-enforcing Party’s rights under this Agreement to the maximum extent, in both time and geography, which the court shall find enforceable.

7)

Limitation of Liability. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY AGREED TO IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY. THE FOREGOING SHALL NOT LIMIT LICENSEE’S LIABILITY FOR UNAUTHORIZED USE BY LICENSEE OF LICENSOR’S TECHNOLOGY.

a)

No Warranties. OTHER THAN THE EXPRESS WARRANTIES PROVIDED HEREIN, LICENSOR MAKES NO EXPRESS WARRANTIES OF MERCHANTABILITY OR FITNESS OR EFFICACY FOR A PARTICULAR PURPOSE OF THE TECHNOLOGY AND/OR ANY END PRODUCTS PRODUCED FROM SAID TECHNOLOGY AND SHALL NOT BE HELD LIABLE FOR PROFITABILITY OF TECHNOLOGY AND/OR END PRODUCTS OR HELD LIABLE UNDER ANY OTHER THEORY OF LIABILITY.

            NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, do hereby agree.

       IN WITNESS WHEREOF, Lexaria CanPharm Corp has granted this license.

“LICENSOR”
LEXARIA CANPHARM CORP.

/s/ Chris Bunka, CEO

EXHIBIT “A”

TECHNOLOGY

The Technology consists of:

(1) the following patent applications, patents granted, and PCT International Patent Applications; (2) all technical know-how and trade secrets in regard to such named patents, including the use, manufacture or formulation thereof, that is owned or controlled by LICENSOR as of the Effective Date of this Agreement, as well as any future continuations, continuations in part or divisional applications filed pursuant to the patent applications. (the “Licensed Patents”):

U.S. Patent Granted No. 9,474,725 awarded October 27, 2016.

U.S. Patent Granted No. 9,839,612 B2 awarded December 12, 2017

U.S. Provisional Patent Application No. 62/010,601.

U.S. Provisional Patent Application No. 62/037,706.

U.S. Provisional Patent Application No. 62/153,835.

U.S. Provisional Patent Application No. 62/161,324.

U.S. Provisional Patent Application No. 15/225,802.

U.S. Provisional Patent Application No. 62/264,959.

U.S. Provisional Patent Application No. 62/264,967.

U.S. Utility Patent Application No. 14/735,844.

PCT International Patent Application No. PCT/US15/35128.

PCT International Patent Application No. PCT/US16/64295.

PCT International Patent Application No. PCT/US16/64296.

National filings thereunder:
2949369,
201580031524.X,
15806768.6,
201647041745.00
516371405

Australian Patent Granted No. 2015274698 awarded June 15, 2017

EXHIBIT “B”

END PRODUCTS

At LICENSEE’S option, any one or more of:

Product Line Name	Product Line Description
Chocolate Products

Any product that is generally recognized as “chocolates,” “chocolate bars,” “chocolate treats (including chocolate baked goods),” “chocolate truffles,” “caramels,” “chocolate caramels,” “caramel treats,” or primarily composed of a form of chocolate or cocoa, including that which is infused with marijuana oil.

Candies Product Line

All products that are not Chocolates but are generally recognized as “candies,” “gummies and jellies,” “suckers,” “hard or rock candies,” “jelly beans”, etc, that are primarily made with sugar and or other sweeteners and not generally recognized as a natural food and is infused with marijuana oil.